UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

Personalis, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38943	27-5411038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 O’Brien Drive Menlo Park, California 94025		94025
(Address of Principal Executive Offices)		(Zip Code)

(650) 752-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PSNL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.

On January 26, 2021, Personalis, Inc. (the “Company”) disclosed that its preliminary net loss was estimated to be between $11.9 million and $13.2 million in the fourth quarter of 2020 compared to $6.6 million in the fourth quarter of 2019, an increase of between 79% and 99%.

The information under Item 2.02 in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Information.

On January 26, 2021, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., and Cowen and Company, LLC, as representatives of the several underwriters (the “Underwriters”), relating to the offering and sale (the “Offering”) of up to 4,542,500 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), which includes up to 592,500 Shares that may be sold upon exercise of a 30-day option to purchase such additional Shares on the same terms and conditions. The Offering is scheduled to close on January 29, 2021, subject to the satisfaction of customary closing conditions. The Shares are listed on the Nasdaq Global Market.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-251824) filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2020, and declared effective on January 8, 2021. The Company filed with the SEC a preliminary prospectus supplement, dated January 26, 2021, and a final prospectus supplement, dated January 26, 2021, relating to the offer and sale of the Shares.

Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., and Cowen and Company, LLC are acting as joint book-running managers. BTIG, LLC is acting as co-manager.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 26, 2021, by and among the Company, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., and Cowen and Company, LLC, as representatives of the several underwriters named on Schedule I thereto.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2021	Personalis, Inc.

	By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer